Exhibit 10.6

Aetherium Acquisition Corp.

79B Pemberwick Rd.

Greenwich, CT 06831

December 29, 2021

Ladies and Gentlemen:

Aetherium Acquisition Corp. (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (“Registration Statement”).

The undersigned hereby commits that it will purchase 476,000 units of the Company (“Private Units”), each Private Unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one warrant (the “Warrants”), with each Warrant entitling the holder thereof to purchase one (1) share of Class A Common Stock at a price of $11.50 per share, for a purchase price of $10.00 per Private Unit, or an aggregate purchase price of $4,760,000 (the “Private Unit Purchase Price”).

The undersigned hereby agrees that it will purchase additional units of the Company (“Over-Allotment Units”), up to a maximum of 52,500 Over-Allotment Units, for a maximum aggregate additional purchase price of $525,000 (“Over-Allotment Unit Purchase Price,” together with the Private Unit Purchase Price, the “Purchase Price”), in the event EF Hutton, division of Benchmark Investments, LLC (“Representative”), exercises its over-allotment option, such that the amount held in the trust account (as described in the Registration Statement) does not fall below $10.15 per share for each share of Class A Common Stock sold in the IPO.

At least twenty-four (24) hours prior to the effective date of the Registration Statement, the undersigned will cause the Private Unit Purchase Price to be delivered to Loeb & Loeb LLP (“Loeb”), by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Company consummates the IPO.

The consummation of the purchase and issuance of the Private Units shall occur simultaneously with the consummation of the IPO and the consummation of the purchase and issuance of the Over-Allotment Units shall occur simultaneously with the closing of any exercise of the over-allotment option related to the IPO. Simultaneously with the consummation of the IPO, Loeb shall deposit the Private Unit Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public stockholders as described in the Registration Statement. If the Company does not complete the IPO within ten (10) days from the date of this letter agreement, the Private Unit Purchase Price (without interest or deduction) will be returned to the undersigned.

Each of the Company, and the undersigned acknowledges and agrees that Loeb is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Units and Loeb’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Private Unit Purchase Price as described above. Loeb shall not be liable to the Company, Representative or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless Loeb has acted in a manner constituting gross negligence or willful misconduct. The Company and the undersigned shall indemnify Loeb against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. Loeb may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Private Units and Over-Allotment Units will be identical to the units to be sold by the Company in the IPO, except as described in the Registration Statement. Additionally, the undersigned agrees:

●	to vote the shares of Class A Common Stock included in the Private Units and Over-Allotment Units in favor of any proposed Business Combination;

●	not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with an initial Business Combination or certain amendments to the Company’s Amended and Restated Certificate of Incorporation prior thereto or to redeem 100% of the Company’s shares of Class A Common Stock sold in the IPO if the Company does not complete an initial Business Combination within 15 months from the closing of the IPO or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activities, unless the Company provides the holders of shares of Class A Common Stock sold in the IPO with the opportunity to redeem their shares of Class A Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, including interest earned on the funds held in the Trust Fund and not previously released to the Company to pay its taxes, divided by the number of then outstanding shares of Class A Common Stock sold in the IPO;

●	not to convert any shares of Class A Common Stock included in the Private Units and Over-Allotment Units into the right to receive cash from the Trust Fund in connection with a stockholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s Amended and Restated Certificate of Incorporation, and not to tender the Private Units and Over-Allotment Units in connection with a tender offer conducted prior to the closing of a Business Combination;

●	the undersigned will not participate in any liquidation distribution with respect to the Private Units and Over-Allotment Units (but will participate in liquidation distributions with respect to any units or shares of Class A Common Stock purchased by the undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●	that the Private Units, Over-Allotment Units and underlying securities will not be transferable until 30 days after the consummation of a Business Combination except (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Company’s sponsor, or any affiliates of the Company’s sponsor, (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such person or to a charitable organization, (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual, (iv) in the case of an individual, pursuant to a qualified domestic relations order, (v) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the securities were originally purchased, (vi) in the event of the Company’s liquidation prior to the completion of an initial Business Combination, (vii) by virtue of the laws of Delaware or the Company’s sponsor’s limited liability company agreement upon dissolution of the Company’s sponsor, or (viii) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the Company’s completion of an initial Business Combination, in each case (except for clauses vi and viii) where the transferee enters into a written agreement agreeing to be bound by the terms of the transfer restrictions; and

●	the Private Units and Over-Allotment Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned acknowledges and agrees that the purchaser of the Private Units and Over-Allotment Units will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to an insider letter agreement.

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The undersigned hereby represents and warrants that:

(a)	it has been advised that the Private Units and Over-Allotment Units have not been registered under the Securities Act;

(b)	it will be acquiring the Private Units and Over-Allotment Units for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Units and Over-Allotment Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter agreement and any documents contemplated herein or needed to consummate the transactions contemplated in this letter agreement; and

(h)	this letter agreement constitutes its legal, valid and binding obligation, and is enforceable against it.

This letter agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Private Units and Over-Allotment Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

Each party to this Agreement acknowledges that Loeb has represented both the Company and the undersigned in connection with the transactions contemplated hereby, the IPO, the issuance of the Company’s shares to Aetherium Capital Holdings LLC and all related transactions. The applicable rules of professional conduct require that Loeb inform the parties hereunder of this representation and obtain their consent. The Company and the undersigned each hereby (i) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (ii) acknowledge that with respect to the transactions described above, Loeb has represented the Company and the undersigned, and not any other person or entity or Board member or employee of the Company or the undersigned; and (iii) give their respective informed consent to Loeb’s representation of the Company and the undersigned in connection with the transactions described above.

[Signatures Follow]

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Very truly yours,

AETHERIUM CAPITAL HOLDINGS LLC

By:	/s/ Jonathan Chan
Name:	Jonathan Chan
Title:	Member

Accepted and Agreed:

AETHERIUM ACQUISITION CORP.

By:	/s/ Jonathan Chan
Name:	Jonathan Chan
Title:	Chief Executive Officer

[Signature Page to Placement Unit Purchase Agreement]

Exhibit A